Exhibit 5.1

[White & Case LLP Letterhead]

November 9, 2021

Zynga Inc.

699 Eighth Street

San Francisco, CA 94103

Ladies and Gentlemen:

We have acted as New York counsel to Zynga Inc., a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3ASR on the date hereof (as amended, the “Registration Statement”) and the related prospectus relating to the registration for the resale from by the Company’s stockholder named in the Registration Statement of up to 20,009,528 shares (the “Shares”) of the Company’s common stock, par value $0.00000625 per share (the “Common Stock”), under the Securities Act of 1933, as amended (the “Securities Act”) as contemplated in the Registration Statement to which this opinion is filed as an exhibit.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the Shares.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a)	the Registration Statement;
(b)

the Master Business Transfer Agreement, dated as of August 3, 2021, by and among the Company, Beijing Fotoable Technology Limited, Funjoy Technology Limited, Beijing Guoren Interactive Technology Co., Ltd., Shanghai Xianke Guanchen Management Center, Shanghai Lanfeng Tuoyuan Management Center (Limited Partnership), Lvy Technology Limited and Beijing StarLark Technology Co., Ltd. (the “MBTA”), filed as exhibit 2.1 to the Registration Statement;

(c)	the form of Zynga, Inc. Class A Common Stock Certificate, filed as exhibit 4.1 to the Registration Statement;
(d)	a copy of the Seventeenth Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware on June 11, 2014;

(e)	a copy of the Fifth Amended and Restated Bylaws of Zynga Inc. of the Company filed as an Exhibit 3.2 to the Registration Statement;
(f)	a copy of Resolutions of the Board of Directors of the Company adopted on August 2, 2021 certified by the Secretary of the Company; and
(g)	a copy of a certificate, dated November 9, 2021, of the Delaware Secretary of State certifying the existence and good standing of the Company under the laws of the State of Delaware.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.  In addition, in rendering the opinions expressed below, we have assumed that the Registration Statement has been declared effective by the Commission and such effectiveness shall not have been terminated or rescinded.

In addition, in rendering the opinions expressed below, we have assumed the following: that (i) each party to the MBTA is duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has, and had at all relevant times, full power and authority to execute and deliver, and to perform its obligations under, the MBTA; (ii) that the MBTA has been duly authorized, executed and delivered by all of the parties thereto, and each party to the MBTA has satisfied or will satisfy all other legal requirements that are applicable to it to the extent necessary to make the MBTA enforceable against it; (iii) that the MBTA constitutes the valid, binding and enforceable obligation of all of the parties thereto under all applicable laws; provided, however, that this assumption is not made as to the Company to the extent expressly addressed in our opinion; (iv) that the execution and delivery of, and the performance of its obligations under, the MBTA by each party thereto will not (A) contravene such party’s articles of association, articles or certificate of incorporation, by-laws or similar organizational documents, (B) contravene any laws or governmental rules or regulations that may be applicable to such party or its assets, (C) contravene any judicial or administrative judgment, injunction, order or decree that is binding upon such party or its assets, or (D) breach or result in a default under any contract, indenture, lease, or other agreement or instrument applicable to or binding upon such party or its assets; (v) that all consents, approvals, licenses, authorizations, orders of, and all filings or registrations with, any governmental or regulatory authority or agency required under the laws of any jurisdiction for the execution and delivery of, and the performance of its obligations under, the MBTA by each party thereto have been or will be obtained or made and are in full force and effect; and (vi) that there are no agreements or other arrangements that modify, supersede, novate, terminate or otherwise alter any of the terms of the MBTA.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the issuance of the Shares has been duly authorized and the Shares constitute validly issued, fully paid and non-assessable shares of the Company’s Common Stock.

The opinion expressed above is limited to questions arising under the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.  This opinion letter is provided solely in connection with the distribution of the Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Shares appearing under the caption “Legal Matters” in thwe prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

SB, EG, RC, RO